Exhibit 23-b









                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, which includes an explanatory paragraph to acknowledge the Company's change in method of accounting for incremental nuclear refueling outage costs in 1992, dated January 28, 1994, appearing in the Annual Report on Form 10-K of Kansas City Power & Light Company for the fiscal year ended December 31, 1993, into the Company's previously filed Form S-3 Registration Statements (Registration No. 33-54196 and 33-51799) and Form

S-8 Registration Statements (Registration No. 33-45618 and Registration No. 33-62942).




                                                    /s/Coopers & Lybrand
                                                     Coopers & Lybrand





Kansas City, Missouri
March 25, 1994
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